Exhibit 4.2

ARCSOFT, INC.

INVESTORS RIGHTS AGREEMENT

This INVESTORS RIGHTS AGREEMENT (this “Agreement”) is made as of the 22nd day of December 2000, by and among ArcSoft, Inc., a California corporation (the “Company”), the holders of the Company’s Series A Preferred Stock listed on Exhibit A (the “Series A Holders”) and the holders of the Company’s Series B Preferred Stock listed on Exhibit B (the “Series B Holders”). The Series A Holders and the Series B Holders are referred to collectively as the “Holders”.

RECITALS

A. The Company and the Series A Holders are parties to that certain Series A Preferred Stock Purchase Agreement (the “Series A Preferred Purchase Agreement”), and under which, among other things, certain registration rights were granted by the Company to the Series A Holders.

B. The Company and the Series B Holders are parties to that certain Series B Preferred Stock Purchase Agreement (the “Series B Preferred Purchase Agreement”), under which, among other things, certain registration rights were granted by the Company to the Series B Holders.

C. The Company has determined to issue and sell additional shares of its Series B Preferred Stock to certain additional Series B Holders and has entered into a Second Series B Preferred Stock Purchase Agreement dated the date hereof (the “Second Series B Preferred Purchase Agreement”, together with Series A Preferred Purchase Agreement and the Series B Preferred Purchase Agreement are referred to as “Purchase Agreements”). It is a condition to the closing of such transaction that the Holders execute this Investors Rights Agreement.

D. Pursuant to the Series A Preferred Purchase Agreement, any term thereof may be amended only with the written consent of the Company and the holders of a majority of the then-outstanding shares of Preferred (as defined therein) including any shares of Common Stock (as defined herein) of the Company into which such Preferred have been converted and that any such amendment shall be binding upon each transferee of any Preferred, and Common Stock issuable upon conversion of any share of such Preferred, each future holder of all such securities and the Company.

E. Pursuant to the Series B Preferred Purchase Agreement, any term thereof may be amended only with the written consent of the Company and the holders of a majority of the then-outstanding shares of Preferred (as defined therein) including any shares of Common Stock of the Company into which such Preferred Stock have been converted and that any such amendment shall be binding upon each transferee of any Preferred, and Common Stock issuable upon conversion of any share of such Preferred, each future holder of all such securities and the Company.

F. The Company has determined it to be in the best interests of the Company and its shareholders that the Company and the Holders enter into this Investors Rights Agreement and the Series A Preferred Purchase Agreement be amended by deleting Sections 4, 5 and 7, and Series B Preferred Purchase Agreement be amended by deleting Section 6 thereof, and to provide certain integrated registration rights and other provisions as described herein.

In consideration of the foregoing and the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

1.1 “Affiliate” shall mean any entity who is controlled by, who controls or who is under common control with a person.

1.2 “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.3 “Common Stock” shall mean the Common Stock of the Company.

1.4 “Conversion Shares” means the Common Stock issued or issuable upon conversion of the Preferred Stock.

1.5 “Holder” or “Holders” shall mean any person or persons owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.12 hereof.

1.6 “Initiating Holders” shall mean Holders of at least forty percent (40%) of Registrable Securities held by the Major Holders.

1.7 “IPO” shall mean the closing of the first sale of the Company’s securities to the public pursuant to (i) a registration statement under the Securities Act (as defined below), or (ii) the listing requirements of an exchange which is qualified as a “designated offshore securities market” under Rule 902 of the Securities Act.

1.8 “Major Holder” shall mean a Holder, individually or together with its Affiliates, who holds at least 750,000 shares of Registrable Securities (adjusted to reflect subdivisions, stock splits, stock dividends, combinations, consolidations, recapitalizations and the like of the Company).

1.9 “Preferred Stock” shall mean the shares of the Company’s Series A Preferred Stock (“Series A Preferred Stock”) and Series B Preferred Stock (“Series B Preferred Stock”), issued pursuant to the Purchase Agreements.

1.10 “Purchase Agreements” shall have the meaning set forth in Recital B.

1.11 “Qualified IPO” shall mean an IPO that (a) is made at a price of at least $10 per share (adjusted to reflect subdivisions, stock splits, stock dividends, combinations, consolidations, recapitalizations and the like of the Company) and (b) results in gross proceeds to the Company of at least $10,000,000.

1.12 “Register”, “Registered” and “Registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

1.13 “Registrable Securities” shall mean (i) Conversion Shares, (ii) any Common Stock issued in respect of, in exchange for or in replacement of the Conversion Shares or other securities issued pursuant to the conversion of the Preferred Stock or upon any subdivision, stock split, stock dividend, combination, consolidation, recapitalization or the like, and (iii) any other shares of Common Stock now or later held by any holder of Registrable Securities acquired by such Holder pursuant to the Purchase Agreements or herein. Securities previously sold to the public pursuant to a registered public offering or Rule 144 of the Securities Act shall cease to be Registrable Securities

1.14 “Registration Expenses” shall mean all expenses incurred in complying with registrations, filings or qualifications under Sections 2.4, 2.5 and 2.6 hereof, including, without limitation, all registration, qualification and filing fees, accounting fees, printing expenses, exchange listing fees, escrow fees, fees of transfer agents and registrars, fees and disbursements of counsel for the Company and independent public accountants to the Company, blue sky fees and expenses, the fees and disbursements of a single special counsel to the Holders not to exceed $15,000, the expense of any special audits incident to or required by any such registration.

1.15 “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof (or any similar legend).

1.16 “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.17 “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.18 “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities and the fees and disbursements of any counsel for the Holders, other than the fees and disbursements of special counsel included in the definition of Registration Expenses.

SECTION 2

RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;

COMPLIANCE WITH SECURITIES ACT

2.1 Restrictions on Transferability. The Preferred Stock and the Conversion Shares shall not be transferable except upon the conditions specified in Sections 2.2 and 2.3, which conditions are intended to ensure compliance with the provisions of the Securities Act, or, in the case of Section 2.14 hereof, which is intended to assist in an orderly distribution. Until such time as the restrictive legend set forth in Section 2.2 is no longer required to be placed on Registrable Securities pursuant to Section 2.3(a) and under Section 2.14, each Holder will cause any proposed transferee of the Preferred Stock and the Conversion Shares held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2 (including the “market stand-off” provisions of Section 2.14).

2.2 Restrictive Legend. Each certificate representing the Preferred Stock (and the Conversion Shares), and any securities issued in respect thereof or exchange therefor, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE.”

2.3 Notice of Proposed Transfers.

(a) The Holder of each certificate representing Restricted Securities agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed transfer of any Restricted Securities (unless there is in effect a registration statement under the Securities Act covering the proposed transfer), the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and (except in transactions in compliance with Rule 144) if reasonably requested by the Company shall be accompanied by either (i) a written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Restricted Securities transferred pursuant to the above shall bear the legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if such transfer occurred pursuant to an effective registration statement or Rule 144 or, in the opinion of counsel for the Company, such legend is not required in order to establish compliance with any provision of the Securities Act.

(b) Notwithstanding the provisions of Section 2.3(a), no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation or to any Affiliate of the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder.

2.4 Company Registration.

(a) Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration on Form S-8 (or a similar or successor form) relating solely to employee stock option, stock purchase or other benefit plans, or (ii) a registration on Form S-4 (or similar or successor form) relating solely to a Commission Rule 145 transaction, the Company will:

(i) promptly give to each Holder written notice thereof (and, in the case of any Holder located outside the continental United States, simultaneously provide a copy of such notice by fax); and

(ii) include in such registration, any related qualification or other compliance, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after mailing of written notice by the Company by first-class mail, postage prepaid, by any Holder or Holders (with a copy by fax as provided above), except as set forth in Section 2.4(b) below.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.4(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other Holders distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the Underwriter’s Representative selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.4, if the Underwriter’s Representative (or the Company after consultation with the Holders if the offering is not underwritten) determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the Underwriter’s Representative may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of filing the Registration Statement. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. The number of securities includable by any Holder or other person may, in the discretion of the underwriter, be rounded to the nearest one hundred (100) shares. No securities excluded from the underwriting by reason of the Underwriter’s Representative marketing limitation shall be included in such registration.

If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

If the Underwriter’s Representative has not limited the number of shares to be underwritten for the Company’s account and the account of the Holders, the Company may include securities for the account of employees, officers, directors and consultants.

2.5 Requested Registration.

(a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities, and only in the event that (i) the request is six (6) months after the date of the Company’s IPO and (ii) the aggregate offering price of the Registrable Securities proposed to be registered equals or exceeds $10,000,000, the Company will:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) use its best efforts to effect such registration, qualification or compliance as soon as practicable, as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request in writing received by the Company within thirty (30) days after mailing of such written notice from the Company by first-class mail, postage prepaid; provided, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) Prior to six (6) months after the effective date of the Company’s Qualified IPO;

(C) After the Company has effected one (1) such registration pursuant to this Section 2.5 and such registration has been declared or ordered effective;

(D) If the Company is eligible to use a Form S-3;

(E) Within one hundred eighty days (180) days after the consummation of the Company’s initial firm commitment underwritten offering of its securities to the general public; or

(F) Within one hundred eighty (180) days after the effective date of any registration under Section 2.5 or 2.6.

Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested pursuant to this Section 2.5(a); provided, however, that if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that the Board of Directors of the Company (the “Board of Directors”) has determined in its good faith judgment, that it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at such time, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders (provided that such right shall not be used more than once in any twelve month period).

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 2.5 and the Company shall include such information in the written notice referred to in Section 2.5(a)(i). The right of any Holder to registration pursuant to Section 2.5 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

The underwriter shall be selected by a majority in interest of the Initiating Holders, subject to the reasonable consent of the Company, such consent not to be unreasonably withheld. The Company shall (together with all Holders and other parties proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative(s) of the underwriter(s) (collectively, the “Underwriter’s Representative”) selected for such underwriting by the Initiating Holders. Notwithstanding any other provision of this Section 2.5, if the Underwriter’s Representative (or the Company after consultation with the Initiating Holders if the offering is not underwritten) advises the Initiating Holders in writing that it has determined in good faith that the marketing factors require a limitation of the number of shares to be underwritten, the Company and the Underwriter’s Representative shall so advise the Initiating Holders and all Holders of Registrable Securities, and the Underwriter’s Representative may limit the number of shares of Registrable Securities to be included in the registration and underwriting on a pro rata basis based upon the total number of Registrable Securities entitled to registration held by the Holders exercising their respective registration rights under Section 2.5(a); provided, however, that the number of shares of Registrable Securities to be included in such underwriting by the Holders shall not be reduced unless all other securities proposed to be sold by the Company or persons other than the Holders are first entirely excluded from the underwriting. The number of securities includable by any Holder or other person may, in the discretion of the underwriters, be rounded to the nearest one hundred (100) shares. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the Underwriter’s Representative and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other participating Holders may be included in such registration (up to the maximum of any limitation imposed by the Underwriter’s Representative), then the Company shall allocate such greater number of Registrable Securities to such Holders in proportion, as nearly as practicable, to the respective amount of Registrable Securities held by such participating Holders.

If the Underwriter’s Representative has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of other stockholders of the Company in such registration if the Underwriter’s Representative so agrees.

2.6 S-3 Registrations. If the Company is requested (and qualifies under applicable Commission rules) to undertake a registration on Form S-3 (or a similar or successor form) and any related qualification or compliance, of its securities by the Holders of Registrable Securities which will be reasonably estimated to result in aggregate gross proceeds of at least $1,000,000, the Company shall promptly give notice of such proposed registration to all Holders of Registrable Securities (and, in the case of any Holder located outside the continental United States, simultaneously provide a copy of such notice by fax) and the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or a similar or successor form) of the Registrable Securities which the Company has been requested to register (i) in each request and (ii) in any response given within twenty (20) days after mailing of the written notice by the Company by first-class mail, postage prepaid, of the foregoing notice from the Company. Notwithstanding the foregoing, however, such registration shall be subject to the following:

(a) The Company shall not be required to effect more than one (1) such registrations pursuant to this Section 2.6 in any twelve (12) month period.

(b) The Company shall not be required to effect a registration pursuant to this Section 2.6 within one hundred eighty (180) days of the effective date of any registration referred to in Section 2.5.

The Company may include in the registration under this Section 2.6 any other shares of Common Stock (including issued and outstanding shares of Common Stock as to which the holders thereof have contracted with the Company for “piggyback” registration rights) so long as the inclusion in such registration of such shares will not, in the opinion of the Underwriter’s Representative (or in the reasonable opinion of the Company after consultation with the Holders in the event that the offering is not underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the shares of Registrable Securities sought to be registered by the Holder or Holders of Registrable Securities pursuant to this Section 2.6. If it is determined as provided above that there will be such interference, the other shares of Common Stock sought to be included by the Company shall be excluded to the extent deemed necessary by such Underwriter’s Representative (or the Company after consultation with the Holders if the offering is not underwritten), and all other shares of Common Stock held by other parties shall be excluded before the exclusion of any shares of Registrable Securities held by the Holders who desire to have their shares included in the registration and offering. If, as contemplated above, and after excluding all other shares of Common Stock held by other parties, Registrable Securities of the Holders are to be excluded, the number of Registrable Securities of each participating Holder which are to be excluded shall be proportionate to the number of shares which such party is seeking to register.

2.7 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.4, 2.5 and 2.6 shall be borne by the Company; and, unless otherwise stated, all Selling Expenses relating to securities registered by the Holders, shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered; provided, that unless otherwise agreed, any Holder that retains its own counsel (in addition to the single special counsel for all Holders) shall be solely responsible for the fees and expenses of such counsel.

2.8 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of one hundred and twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever occurs first.

(b) Furnish to the Holders and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the intended disposition of the Registrable Securities covered by such registration statement.

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and file with the Commission such amendments and supplements to such prospectus and registration statement as may be required such that such registration statement and prospectus, as so amended and supplemented, will no longer include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or on the effective date of such registration statement, if such offering is not underwritten, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the selling Holders, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters and to the selling Holders.

2.9 Indemnification.

(a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder, each of its officers, directors, employees and agents and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including settlement of any litigation, commenced or threatened, or any rule or regulation under the Securities Act or other applicable law, to which they may become subject, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (preliminary or final), offering circular or other document or amendments thereto, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of, or based on any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will promptly reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in the Company’s reliance on and in conformity with written information furnished to the Company by an instrument executed by such Holder or managing underwriter expressly for use in connection with such registration statement, prospectus, offering circular or other document.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, agents and employees, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, employees, agents and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities, joint or several, (or actions in respect thereof to which they may become subject) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or amendments thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein in light of the circumstances in which they were made, or necessary to make the statements therein, not misleading, and will promptly reimburse the Company, each such other Holder, such directors, officers, employees and agents, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument executed by such Holder expressly for use in connection with such registration statement, prospectus, offering circular or other document; provided, however, that the aggregate liability of Holder hereunder and under Section 2.9(d) below shall be limited to an amount equal to the net proceeds to such Holder of Registrable Securities from the sale of such Registrable Securities as contemplated herein.

(c) Each party entitled to indemnification under this Section 2.9 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall deliver written notice to the Indemnifying Party of commencement thereof. The Indemnifying Party, at its sole option, may participate in or assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at the Indemnified Party’s expense, provided, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release from all liability in respect to such claim or litigation by the claimant or plaintiff to such Indemnified Party.

(d) If the indemnification provided for in this Section 2.9 is applicable by its terms but is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party; provided, that in no event shall the sum of any contribution by a Holder hereunder and any amount payable by such Holder under Section 2.9(b) above exceed in the aggregate the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.10 Information by Holder. Each Holder included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

2.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

(a) Register its Common Stock under Section 12(g) of the Securities Exchange Act, as soon as practicable, but in any event not later than ninety (90) days after the close of the Company’s first fiscal year following the effective date of the first registration statement filed by the Company relating to a public offering other than to employees of the Company under an employee option plan or employee stock purchase plan;

(b) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company;

(c) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements); and

(d) Furnish to the Holders, so long as the Holders own any Restricted Securities, written notice of the Company’s qualification as a registrant, as soon as practicable after such qualification; the Company further shall furnish forthwith upon request a written statement as to its compliance with the reporting requirements of Rule 144 and of its compliance with the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements); the Company shall provide forthwith upon written request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Holders of Restricted Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing Holders to sell any such securities without registration.

2.12 Assignment of Registration Rights. The rights to cause the Company to register securities and related rights granted each Holder under Section 2 may not be assigned except: (i) to a purchaser of more than 250,000 shares of Registrable Securities or in the case of an assignment under Section 2.5 hereof, to a purchaser of more than 750,000 shares of Registrable Securities (in both cases adjusted to reflect subdivisions, stock splits, stock dividends, combinations, consolidations, recapitalizations, and the like), (ii) to a successor entity to a Holder pursuant to a reorganization or recapitalization of a Holder, (iii) to an Affiliate of a Holder, (iv) to the partners, members or shareholders of a Holder or (v) pursuant to an inter vivos transfer to a Holder’s ancestors or descendants or spouse or to a trustee for their benefit; provided, that the Company receives a written notice within twenty (20) days following any such assignment.

2.13 Termination of Registration Rights. The registration rights and related rights granted pursuant to Section 2 shall terminate as to each Holder (and permitted transferee under Section 2.12 above) upon the earlier of (i) such time as all Restricted Securities held by such Holder or permitted transferee can be sold within a given three (3) month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (or its successor provision) or (ii) five (5) years after the effective date of the Company’s Qualified IPO.

2.14 “Market Stand-Off” Agreement. Any Holder of Conversion Shares, if required by the Company and the managing underwriter of Common Stock, shall agree not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise transfer or dispose of any Conversion Shares held by such Holder (other than transfers to any partners or former partners of such Holder, or any spouse or family member of any such partner or retired partner, or any trust for the benefit of any such person, or any Affiliate of any Holder, if the transferee shall agree in writing to be bound by the provisions of this Section, and other than resales of any securities acquired in the public markets), during the period not to exceed one hundred and eighty (180) days following the effective date of the Company’s Qualified IPO, provided that all officers, and directors of the Company and all other holders of one percent (1%) or more of the Company’s Common Stock enter into similar agreements. Such agreement shall be in writing in the form reasonably satisfactory to the Company and such managing underwriter. The obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or a similar form that may be promulgated in the future, or a registration relating solely to a transaction under Rule 145 of the Securities Act or Form S-4 or a similar form that may be promulgated in the future. The Company may impose a stop-transfer instruction with respect to such Conversion Shares subject to the foregoing restriction until the end of such period.

SECTION 3

NEW ISSUANCE RIGHT OF FIRST REFUSAL

3.1 Right. Subject to Section 3.5, if, at any time prior to the expiration of the period set forth in Section 3.6 below, the Company should desire to issue any new equity securities, the Company shall give each Major Holder the first right to purchase up to its pro rata share of all of such equity securities on the same terms and same price as the Company is willing to sell such equity securities to any other person. Such “pro rata share,” for the purpose of this provision, is the ratio of the number of shares of Conversion Stock owned by such Major Holder immediately prior to such issuance of new equity securities, assuming full conversion of the shares and exercise of any option or warrant held by such Major Holder, to the total number of shares of Common Stock outstanding immediately prior to such issuance of new equity securities, assuming full conversion of all outstanding convertible securities, and exercise of all vested and exercisable rights, options and warrants to acquire Common Stock of the Company (“Pro Rata Share”).

3.2 Notification. Prior to any sale or issuance by the Company of any equity securities, the Company shall notify each Major Holder, in writing by first-class mail, postage prepaid (and, in the case of any Holder located outside the continental United States, simultaneously provide a copy of such notice by fax), of its intention to issue or sell such equity securities, setting forth in reasonable detail the terms, price and description under which it proposes to make such issuance or sale. Within twenty (20) days thereafter, each Major Holder shall notify the Company of its intention to exercise such option and election to purchase all or any portion of its Pro Rata Share (or any part thereof) of the equity securities so offered.

3.3 Waiver. If, within fifteen (15) days after the Company gives notice pursuant to Section 3.2 above, if any Major Holder does not notify the Company that it desires to purchase any of its Pro Rata Share of the equity securities described in such notice upon the terms and conditions set forth therein, the Company may, during a period of ninety (90) days following the end of such fifteen (15) day period, sell and issue such equity securities as to which any Major Holder does not indicate a desire to purchase to another person upon the same terms and conditions as those set forth in the notice but at a price at least as great as the price offered to the Major Holders; provided, that failure by a Major Holder to exercise its option to purchase with respect to one offering, sale or issuance shall not affect its option to purchase equity securities in any subsequent offering, sale, issuance or transfer. In the event the Company has not sold the equity securities, or entered into a binding agreement to sell the equity securities, within such ninety (90) day period, the Company shall not thereafter issue or sell any equity securities without first offering such equity securities to each Major Holder in the manner provided above.

3.4 Issuance. If a Major Holder gives the Company notice that it desires to purchase any of the equity securities offered, payment for the equity securities shall be by check or wire transfer, against delivery of the equity securities at the executive offices of the Company within ten (10) days after giving the Company such notice, or if later, the closing date for the sale of such equity securities. The Company shall take all such action as may be required by any regulatory authority in connection with the exercise by each Major Holder of the right to purchase equity securities as set forth in this Section 3, but the right of any Major Holder is subject to the Company’s reasonable compliance with regulatory requirements.

3.5 Excluded Securities. The right of first offer in this Section 3 shall not be applicable to the issuance or sale of (i) Common Stock to officers, directors or employees of, or consultants to, the Company pursuant to stock grant, option plan or purchase plan or other stock incentive program or agreement approved by the Board of Directors; (ii) securities pursuant to any bank, lease financing or leasing arrangement approved by the Board of Directors and not having equity financing as a primary purpose; (iii) securities pursuant to any merger or acquisition approved by the Board of Directors, in which the shareholders of the Company immediately prior to such transaction will hold more than fifty percent (50%) of the surviving entity; (iv) securities pursuant to strategic relationships approved by the Board of Directors and not having equity financing as a primary purpose; (v) securities pursuant to a Qualified IPO; (vi) shares of Common Stock upon conversion of Preferred Stock, or securities pursuant to the conversion or exercise of securities which were not subject to the right of first refusal in this Section 3 or for which the right was not exercised; (vii) securities in connection with any stock split, stock dividend or recapitalization by the Company.

3.6 Termination. The right of first refusal contained in this Section 3 shall terminate as to any Major Holder upon the earlier of: (i) the time when such Holder ceases to be a Major Holder; (ii) the closing of the Qualified IPO; or (iii) an acquisition of the Company that constitutes a liquidation for purposes of the Company’s Articles.

3.7 Assignment. The rights specified in this Section 3 may not be assigned except: (i) to a purchaser who will hold at least 750,000 shares of Registrable Securities (adjusted to reflect subdivisions, stock splits, stock dividends, combinations, consolidations, recapitalizations, and the like), (ii) to an Affiliate, (iii) to a successor entity of a Major Holder pursuant to a reorganization or recapitalization of such Major Holder, or (iv) pursuant to an inter vivos transfer to a Major Holder’s ancestors or descendants or spouse or to a trustee for their benefit; provided, that the Company receives a written notice within twenty (20) days following any such assignment.

SECTION 4

TRANSFER RIGHT OF FIRST REFUSAL

4.1 The Company has the right of first refusal to purchase the Preferred Stock or the Conversion Stock before the Holder, the Holder’s heirs, personal representatives, successors, or assigns, may sell such person’s stock to competitor of the Company as determined by the Company (the “Competitor”) on the same terms and conditions as that offered to the Competitor.

4.2 In the event the Holder proposes to sell the Preferred Stock or the Conversion Stock, Holder shall give the Company written notice of such Holder’s intention, describing the price and other terms and conditions upon which the Holder proposes to sell the stock and the name of such party. If the Company determines that such proposed transferee is a Competitor, then the Company shall have thirty (30) days from the date of receipt of any such notice to agree to purchase part or all of the Holder’s stock for the price and upon the general terms specified in the notice by giving written notice to the Holder and stating therein the quantity of stock to be purchased.

4.3 In the event the Company fails to exercise the right of first refusal within such thirty (30) day period, then the Holder may dispose of some or all of the shares for sale to such third party but only within a period of ninety (90) days from the date of such Holder’s first notice to the Company. However, the Holder shall not sell or transfer any of the shares for sale at a lower price or on terms more favorable to the purchaser or transferee than those specified in the notice to the Company. After the ninety (90) day period, the procedure for first offering to the Company shall again apply.

4.4 Transfer by Gift or at Death. The requirements of this Section that no transfer of the Holder’s shares shall be valid until it is first offered to the Company shall not apply to transfers by inter vivos gift or by intestate succession or testamentary disposition on the Holder’s death. However, the transferee shall be bound by this Section 4 and any subsequent transfer by the donee, estate, representative or beneficiary transferee must be made in accordance with the provisions of this Section 4.

4.5 Termination. The right of first refusal shall expire upon the first to occur of the following: (a) the Company is merged with or into, or sells its assets to, or exchanges stock with, another corporation where the shareholders of Company do not own in excess of fifty percent (50%) of the voting shares of the surviving corporation, or (b) the Company completes an IPO.

4.6 Assignment. The right of first refusal hereunder is not assignable except by the Company to any shareholder of the Company.

SECTION 5

INFORMATION REQUIREMENTS

5.1 Financial Information. The Company will mail the following reports to a Major Holder:

(a) Within one-hundred twenty (120) days after the end of each fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail and audited by a nationally recognized independent public accountant selected by the Company.

(b) Within forty-five (45) days after the end of the first, second and third quarter of each fiscal year, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such quarter, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such quarter, prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company.

5.2 Termination. The right to information contained in this Section 5 shall terminate as to any Major Holder upon the earlier of: (i) the time when such Holder ceases to be a Major Holder; (ii) the closing of the Qualified IPO; or (iii) the acquisition of the Company that constitutes a liquidation for purposes of the Company’s charter.

5.3 Assignment. The rights specified in this Section 5 may not be assigned except: (i) to a purchaser who will hold at least 750,000 shares of Registrable Securities (adjusted to reflect subdivisions, stock splits, stock dividends, combinations, consolidations, recapitalizations, and the like), (ii) to an Affiliate, (iii) to a successor entity to a Major Holder pursuant to a reorganization or recapitalization of such Major Holder, or (iv) pursuant to an inter vivos transfer to a Major Holder’s ancestors or descendants or spouse or to a trustee for their benefit; provided, that the Company receives a written notice within twenty (20) days following any such assignment.

SECTION 6

MISCELLANEOUS

6.1 Amendment to Purchase Agreements.

(a) Pursuant to Section 9.12 of the Series A Stock Purchase Agreement, effective upon the execution of this Agreement by the Company and the holders of a majority of the then-outstanding “Preferred” (as defined therein) including any shares of Common Stock of the Company into which such Preferred have been converted, the Series A Preferred Stock Purchase Agreement will be amended by deleting Sections 4, 5 and 7 thereof.

(b) Pursuant to Section 7.4 of the Series B Stock Purchase Agreement, effective upon the execution of this Agreement by the Company and the holders of a majority of the then-outstanding “Preferred” (as defined therein) including any shares of Common Stock of the Company into which such Preferred have been converted, the Series B Preferred Stock Purchase Agreement will be amended by deleting Section 6 thereof.

6.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. All notices and other communications required or permitted under this Agreement shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, or overnight or international courier service, addressed to the Company, the Holders, as the case may be, at their respective addresses as the Company, the Holders, shall have furnished to the other parties in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (i) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (ii) in the case of notices and communications sent by overnight courier service, at noon (local time) on the second business day following the day such notice or communication was sent, and (iii) in the case of notices and communications sent by international courier service, at noon (local time) on the third business day following the day such notice or communication was sent.

6.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the then-outstanding shares of Series A Preferred Stock and Series B Preferred Stock, including any shares of Common Stock into which the Preferred Stock have been converted (but excluding in all cases shares that have been sold to the public), voting as separate classes. Any amendment or waiver effected in accordance with this Section shall be binding upon each transferee of any Preferred Stock, and Common Stock issuable upon conversion of any Preferred Stock, each future holder of all such securities, and the Company.

6.8 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto relating to the subject matter hereof (including, without limitation, any provisions of the Purchase Agreements relating to registration rights or pre-emptive rights) are expressly canceled and superseded.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ H. M. Chiu
(Individual)
Name:	Huang Mi-Mei Chiu
by Shan Shuong Chan FPOA

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

/s/ Nobuo Inami
Global Alliance Inc.
Name:	Nobuo Inami
Title:	President

(Individual)
Name:

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ Jiaming Wang
(Individual)
Name:	Jiaming Wang

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ Michael Yan Li
(Individual)
Name:	Michael Yan Li

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

/s/ Creative Data Products, Inc.
(Entity)
Name:	Timony Ten
Title:	President
04/20/01

(Individual)
Name:

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

TLin
(Entity)
Name:	Alliance III Venture Capital Corp.
Title:	President

TLin
(Individual)
Name:	Timothy Lin

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

/s/ Shang-Te Chan
(Entity)
Name:	Technology Partners Venture Capital Co.
Title:	Shang-Te Chan/President

(Individual)
Name:

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ Samson Huang
(Individual)
Name:	Samson Huang

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

Hsun K. Chou
(Entity)
Name:	Hsun K. Chou
Title:	Trustee, Hsun Kwei Chou and Aiko Chou
Living Trust

(Individual)
Name:

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

/s/ Samuel Ng
(Entity)
Name:
Title:

/s/ Samuel Ng
(Individual)
Name:

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ Ye Xun Guang
(Individual)
Name:	Xun Guang Ye

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ Yang, Yong Mei
(Individual)
Name:	Yang, Yong Mei

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ Mu Zhen. Yan
(Individual)
Name:	Mu Zhen. Yan

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ Qi Xiong Lin
(Individual)
Name:	Qi Xiong Lin

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ Run Qing Li
(Individual)
Name:	Run Qing Li

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ Cai Ying Kun
(Individual)
Name:	Cai Ying Kun

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ Yu Lian, Qui
(Individual)
Name:	Yu Lian, Qui

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

(Entity)
Name:
Title:

/s/ Pang Wai
(Individual)
Name:	Pang Wai

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

/s/ S. Hamaguchi
(Entity)
Matsushita-Kotobuki Electronics Industries, Ltd.
	Name:	Sachihiko Hamaguchi
	Title:	President

(Individual)
Name:

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
Name:
Title:

HOLDER:	Seiko Epson Corporation

/s/ Seiji Hanaoka
	Name:	Seiji Hanaoka
	Title:	Managing Director, Deputy Chief Executive, Imaging & Information Products Div

(Individual)
Name:

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

HOLDER:

/s/ Marc Chan
CHINA CYBER HOLDINGS, LIMITED
	Name:	Marc Chan
	Title:	Director

/s/ Marc Chan
(Individual)
Name:

15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	ARCSOFT, INC.

	By:	/s/ William E. O’Connor
	Name:	William E. O’Connor
	Title:	Chief Financial Officer

	HOLDER:	/s/ Chun P. Chiu

Chiu Living Trust
(Entity)
	Name:	Chun P. Chiu
	Title:	Trustee

(Individual)
Name:

Exhibit A

SERIES A HOLDERS

Name	No. of Shares
Alliance III Venture Capital Corp.	272,727
Ying Kun Cai	350,000
Huang Mi-Mei Chiu	45,454
Chiu Living Trust	20,000
Hsun & Aiko Chou Living Trust	20,000
Creative Data Products, Inc.	454,545
Global Alliance Inc.	100,000
Samson Huang	45,000
Michael Yan Li	35,000
Run Qing Li	20,000
Qi Xiong Lin	80,000
Samuel Wai Ng	30,000
Wai Pang	35,000
Yu Lian Qiu	40,000
Tech Partners VC Corp.	100,000
Jiaming Wang	20,000
David C. Weng Living Trust	20,000
Mu Zhen Yan	35,000
Yong Mei Yang	90,000
Xun Guang Ye	20,000

Exhibit B

SERIES B HOLDERS

Name	No. of Shares
China Cyber Holdings Ltd.	2,000,000
Matsushita-Kotobuki Electronics Industries, Ltd.	1,333,333
Seiko-Epson	333,333

17